Exhibit 5.2

December 15, 2023

Shell plc
Shell International Finance B.V.
Shell Finance US Inc.

Ladies and Gentlemen:

We have acted as U.S. counsel to Shell plc, a public company limited by shares incorporated in England and Wales (“Shell”), Shell International Finance B.V., a limited liability company incorporated under the laws of the Netherlands (“Shell Finance”), and Shell Finance US Inc., a Delaware corporation (“Shell Finance US”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of (i) guaranteed debt securities of Shell Finance (the “Shell Finance Guaranteed Debt Securities”), unconditionally guaranteed as to the payment of principal, premium (if any) and interest, by Shell (the “Shell Finance Guarantees”), (ii) guaranteed debt securities of Shell Finance US (the “Shell Finance US Guaranteed Debt Securities”), unconditionally guaranteed as to the payment of principal, premium (if any) and interest, by Shell (the “Shell Finance US Guarantees”), (iii) debt securities of Shell (the “Shell Debt Securities”), (iv) debt warrants of Shell (the “Debt Warrants”); (v) equity warrants of Shell and (vi) ordinary shares of Shell, nominal value of €0.07 per share, with an unspecified and indeterminate aggregate initial offering price. The Shell Finance Guaranteed Debt Securities, the Shell Finance US Guaranteed Debt Securities, the Shell Debt Securities and the Debt Warrants are collectively referred to herein as the “Securities”.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of Shell Finance US; (b) the By-laws of Shell Finance US; (c) resolutions adopted by the board of directors of Shell Finance US on December 6, 2023; (d) the Registration Statement; (e) the forms of senior indenture and subordinated indenture relating to the Shell Debt Securities included in the Registration Statement as Exhibits 4.1 and 4.2 (the “Shell Indentures”); (f) the forms of security relating to the Shell Debt Securities included in the Registration Statement as Exhibits 4.7 and 4.8; (g) the senior indenture and the form of subordinated indenture relating to the Shell Finance Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.3 and 4.4 (the “Shell Finance Indentures”); (h) the forms of security relating to the Shell Finance Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.9 and 4.10; (i) the forms of senior indenture and subordinated indenture relating to the Shell Finance US Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.5 and 4.6 (the “Shell Finance US Indentures”); and (j) the forms of security relating to the Shell Finance US Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.11 and 4.12.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of Shell, Shell Finance and Shell Finance US and documents furnished to us by Shell, Shell Finance and Shell Finance US without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal, state and non-U.S. securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Shell, Shell Finance and Shell Finance US, as applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Shell, Shell Finance or Shell Finance US, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Shell, Shell Finance or Shell Finance US, as applicable; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by Shell, Shell Finance and Shell Finance US, as applicable, and the other parties thereto; (vii) any deposit agreement or warrant agreement will be governed by the laws of the State of New York and (viii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.  with respect to the Shell Debt Securities to be issued under the Shell Indentures, assuming (A) the Trustee has been qualified to act as Trustee under the applicable Shell Indenture, (B) the Trustee has duly executed and delivered the applicable Shell Indenture, (C) the applicable Shell Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the board of directors of Shell, a duly constituted and acting committee thereof or any officers of Shell delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Shell Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Shell Debt Securities, the terms of the offering thereof, and related matters and (E) such Shell Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Shell Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Shell Board, upon payment of the consideration therefor provided for therein, such Shell Debt Securities will constitute valid and binding obligations of Shell (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2.  with respect to the Shell Finance Guaranteed Debt Securities to be issued under the Shell Finance Indentures, assuming (A) the Trustee has been qualified to act as Trustee under the applicable Shell Finance Indenture, (B) the Trustee has duly executed and delivered the applicable Shell Finance Indenture, (C) the applicable Shell Finance Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the board of directors of Shell Finance, a duly constituted and acting committee thereof or any officers of Shell Finance delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Shell Finance Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Shell Finance Guaranteed Debt Securities, the terms of the offering thereof, and related matters, (E) the Shell Board has taken all necessary corporate action to approve the issuance and terms of the applicable Shell Finance Guarantees and (F) such Shell Finance Guaranteed Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Shell Finance Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Shell Finance Board and Shell Board, upon payment of the consideration therefor provided for therein, such Shell Finance Guaranteed Debt Securities and Shell Finance Guarantees will constitute valid and binding obligations of Shell Finance and Shell, as applicable (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

3.  with respect to the Shell Finance US Guaranteed Debt Securities to be issued under the Shell Finance US Indentures, assuming (A) the Trustee has been qualified to act as Trustee under the applicable Shell Finance US Indenture, (B) the Trustee has duly executed and delivered the applicable Shell Finance US Indenture, (C) the applicable Shell Finance US Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the board of directors of Shell Finance US, a duly constituted and acting committee thereof or any officers of Shell Finance US delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Shell Finance US Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Shell Finance US Guaranteed Debt Securities, the terms of the offering thereof, and related matters, (E) the Shell Board has taken all necessary corporate action to approve the issuance and terms of the applicable Shell Finance US Guarantees and (F) such Shell Finance US Guaranteed Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Shell Finance US Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Shell Finance US Board and Shell Board, upon payment of the consideration therefor provided for therein, such Shell Finance US Guaranteed Debt Securities and Shell Finance US Guarantees will constitute valid and binding obligations of Shell Finance US and Shell, as applicable (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

4.  with respect to the Debt Warrants, when (A) the Shell Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Debt Warrants, the terms of the offering thereof and related matters, including the issuance and sale of the Shell Debt Securities issuable upon exercise of such Debt Warrants, (B) a warrant agreement relating to the Debt Warrants has been duly authorized and validly executed and delivered by Shell, the warrant agent appointed by Shell and each other party thereto, (C) the actions described in paragraph 1 above have been taken with respect to the Shell Debt Securities to be issued upon exercise of such Debt Warrants, (D) the Debt Warrants or certificates representing the Debt Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Shell Board, upon payment of the consideration therefor provided for therein, then the Debt Warrants will constitute valid and binding obligations of Shell (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

5.  the statements under the section of the Registration Statement entitled “Taxation - U.S. Taxation” constitute our opinion to the extent they describe the material U.S. Federal income tax consequences to U.S. holders (within the meaning of that section) of acquiring, owning and disposing of, the securities described therein.

Our opinion is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales or the Netherlands. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to Shell. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of De Brauw Blackstone Westbroek N.V., Dutch counsel to Shell Finance.

We are aware that we are referred to under the heading “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under similar headings in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Shell plc
Shell Centre
London, SE1 7NA
United Kingdom

Shell International Finance B.V.
Carel van Bylandtlaan 30 2596 HR
The Hague
The Netherlands

Shell Finance US Inc.
150 N. Dairy Ashford
Houston, Texas 77079
United States of America

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